EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350 as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purpose of Section 906 of the Sarbanes-Oxley Act of 2002, and solely to the extent this certification is applicable to this Report on Form 10-Q, the undersigned hereby certify that this report on Form 10-Q of Stewart & Stevenson Services, Inc. fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Stewart & Stevenson Services, Inc.

/s/ Max L. Lukens
Name:	Max L. Lukens
Title:	President and Chief Executive Officer
Date:	May 26, 2005

/s/ John B. Simmons
Name:	John B. Simmons
Title:	Senior Vice President and Chief Financial Officer
Date:	May 26, 2005